Exhibit 10.1

SECOND AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This Second Amendment to Amended and Restated Loan and Security Agreement (this “Second Amendment”) is made as of the 4th day of January, 2013 by and among:

HASTINGS ENTERTAINMENT, INC., a Texas corporation (the “Borrower”);

the REVOLVING CREDIT LENDERS party hereto; and

BANK OF AMERICA, N.A., as agent for the Revolving Credit Lenders (the “Agent”).

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

WITNESSETH:

WHEREAS, reference is made to that certain Amended and Restated Loan and Security Agreement dated as of July 22, 2010, entered into by and among, the Borrower, Revolving Credit Lenders, and Agent, as amended by First Amendment to Amended and Restated Loan and Security Agreement, dated as of July 21, 2011 (as the same may be further amended, modified or otherwise supplemented from time to time, the “Loan Agreement”);

WHEREAS, reference is also made to that certain Guaranty, dated as of August 29, 2000, entered into by Hastings Internet, Inc., as guarantor (the “Guarantor”), pursuant to which the Guarantor has guaranteed payment and performance of the Liabilities; and

WHEREAS, the Borrower has requested that the Agent and the Revolving Credit Lenders agree to amend certain terms of the Loan Agreement, and, the Agent and Revolving Credit Lenders have so agreed, but only subject to the terms and conditions set forth herein.

NOW THEREFORE, it is hereby agreed as follows:

1.	Definitions. All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Loan Agreement.

2.	Amendments to Loan Agreement. The provisions of Article 1 of the Loan Agreement are hereby amended by deleting the definition of “Maturity Date” in its entirety and inserting the following in its stead:

““Maturity Date”: January 4, 2017.”

3.	Second Amendment Fee: In consideration of the Revolving Credit Lenders’ willingness to enter into this Second Amendment, the Revolving Credit Lenders shall have fully earned and the Borrower shall pay to the Revolving Credit Lenders the sum of $325,000.00 (the “Second Amendment Fee”). Such fee shall be (a) fully earned by the Revolving Credit Lenders and paid by the Borrower to the Agent for the account of the Revolving Credit Lenders (including the Agent) in full on the date hereof, and (b) shall not be subject to refund or rebate under any circumstances.

4.	Conditions to Effectiveness: This Second Amendment shall not be effective until each of the following conditions precedent has been fulfilled to the satisfaction of the Agent:

a.	This Second Amendment, and all documents, instruments, and agreements required by the Agent in connection herewith, shall have been duly executed and delivered by the parties hereto, and shall be in full force and effect and shall be in form and substance satisfactory to the Agent.

b.	The Agent shall have received a certificate of corporate good standing issued by the jurisdiction of incorporation of each of the Borrower and the Guarantor.

c.	The Agent shall have received certificates of due qualification, in good standing, issued by the state in which the nature of the Borrower’s and the Guarantor’s business conducted or assets owned require such qualification.

d.	The Agent shall have received a certificate of the Borrower’s and Guarantor’s Secretary of the due adoption, continued effectiveness, and setting forth the texts of, each corporate resolution adopted in connection with this Second Amendment and attesting to the true signatures of each Person authorized as a signatory to any of the Loan Documents entered into in connection herewith.

e.	The Agent shall have received a certificate executed by the President and the Chief Financial Officer or Vice President—Finance of the Borrower and stating that the representations and warranties made by the Borrower to the Agent and the Revolving Credit Lenders in the Loan Documents are true and correct in all material respects as of the date of such Certificate (other than those representations and warranties which are qualified by “materiality”, each of which are true and correct in all respects, and other than those representations and warranties that expressly relate to an earlier date, each of which are true and correct, either in all material respects or in all respects (as set forth above), as of such earlier date), and that no event has occurred which is or which, solely with the giving of notice or passage of time (or both) would be an Event of Default, except in each case for the failure of the Borrower to be in good standing in the State of Tennessee as of the date hereof.

f.	The Agent shall have received a Borrowing Base Certificate as of the close of business of the Business Day immediately preceding the effective date of this Second Amendment.

g.	The Second Amendment Fee, together with all costs and expenses incurred by the Agent in connection with the preparation and negotiation of this Second Amendment and related documents (including the reasonable fees and expenses of counsel to the Agent), shall have been paid in full.

h.	After giving effect to this Second Amendment, the Borrower will not be InDefault, nor will an Event of Default exist or be then occurring.

5.	Post-Closing Obligation: Within sixty (60) days after the date hereof, the Borrower shall have paid all taxes, fees, assessments, penalties or other amounts then due and owing to any state or other governmental authority in the State of Tennessee and shall have delivered to the Agent evidence that the Borrower is in good standing in the State of Tennessee. The failure to comply with the provisions of this Section 5 shall constitute an immediate Event of Default.

6.	Representations and Warranties. Except as provided herein, all terms and conditions of the Loan Agreement and the other Loan Documents remain in full force and effect. Except as specifically amended hereby, the Borrower and, to the extent applicable, the Guarantor hereby ratify, confirm, and reaffirm all of the representations, warranties and covenants contained in the Loan Agreement and each other Loan Document, except in each case for the failure of the Borrower to be in good standing in the State of Tennessee as of the date hereof. The Borrower and Guarantor each hereby represent and warrant to the Agent and each Revolving Credit Lender that as of the date of this Second Amendment, after giving effect to the terms hereof, the Borrower is not InDefault, nor does an Event of Default exist, or solely with the passage of time or notice, would exist under the Loan Documents, except in each case for the failure of the Borrower to be in good standing in the State of Tennessee as of the date hereof.

7.	Miscellaneous.

a.	This Second Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered, shall be an original, and all of which together shall constitute one instrument. Delivery of an executed counterpart of a signature page hereto by telecopy or electronic mail shall be as effective as delivery of a manually executed counterpart hereof.

b.	The Second Amendment is a Loan Document under the terms of the Loan Agreement. This Second Amendment expresses the entire understanding of the parties with respect to the matters set forth herein and supersedes all prior discussions or negotiations hereon. Any determination that any provision of this Second Amendment or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Second Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed as of the date first above written.

BANK OF AMERICA, N.A., as Agent and Revolving Credit Lender

By:	/s/ Andrew Cerussi
Name:	Andrew Cerussi
Title:	Senior Vice President

HASTINGS ENTERTAINMENT, INC., as Borrower

By:	/s/ Dan Crow
Name:	Dan Crow
Title:	CFO

Acknowledged and Agreed:

HASTINGS INTERNET, INC., as Guarantor

By:	/s/ Dan Crow
Name:	Dan Crow
Title:	Treasurer

Second Amendment to Amended and Restated Loan and Security Agreement